                                                                      Exhibit 99


BANK ONE CORPORATION
Supplemental Quarterly Financial Information


             Index to Supplemental Quarterly Financial Information


                                                                         Page
                                                                         ----
Introduction
                                                                           1

Supplemental Financial Data
                                                                           2

Supplemental Consolidated Financial Statements
                                                                           3

Notes to Supplemental Consolidated Financial Statements
                                                                           7

Supplemental Selected Statistical Information

INTRODUCTION

     Effective October 2, 1998, BANC ONE CORPORATION ("BANC ONE") and First Chicago NBD Corporation ("First Chicago NBD") were combined into a new corporation named BANK ONE CORPORATION ("BANK ONE" or "the Corporation"). Each share of BANC ONE common stock was converted into one share of BANK ONE common stock. Each share of First Chicago NBD common stock was converted into the right to receive 1.62 shares of BANK ONE common stock.

     BANK ONE estimates that net restructuring and merger-related charges of approximately $1.25 billion ($837 million after-tax) will be incurred in connection with the merger. Actions incorporated in the business combination and restructuring plan are principally targeted for implementation over a 12-18 month period following the merger.

     Personnel-related items consist primarily of severance and benefits cost for separated employees and costs associated with change in control provisions in certain of the Corporation's stock plans. The benefit package to be made available to affected employees has been approved by management and communicated on a corporate-wide basis. Facilities and equipment costs include the net cost associated with the closing and divestiture of identified banking facilities, and from the consolidation of headquarters and operational facilities. Other merger-related transaction costs include investment banking fees, registration and listing fees, and various accounting, legal and other related transaction costs.

     While there can be no assurances as to the achievement of such business and financial goals, the Corporation currently expects to achieve approximately $1.2 billion in annual pretax synergies as a result of the merger. It is currently anticipated that essentially all actions necessary to generate such synergies will be completed in a two-year timeframe. Of this total, BANK ONE expects to realize approximately $930 million in annual expense savings and approximately $275 million in enhanced annual revenues. The expense savings will be derived principally from cost reductions in the credit card, retail banking, commercial banking, capital markets and indirect lending businesses, in the operations and technology budgets and in its general and administrative expenses, as well as through increased purchasing leverage with certain suppliers to the Corporation. Increased revenues are expected to come principally in cross-selling opportunities involving the credit card, retail banking and commercial banking businesses.

     On June 12, 1998, BANC ONE completed its acquisition of First Commerce Corporation ("First Commerce"), resulting in the issuance of approximately 56 million shares of the Corporation's common stock valued at $3.5 billion for all the outstanding shares of First Commerce common stock, in a tax-free exchange. First Commerce was a multi-bank holding company with total assets of approximately $9.3 billion and stockholders' equity of approximately $805 million at June 12, 1998.

     In connection with the First Commerce merger, BANC ONE identified restructuring and merger integration charges of $182 million ($127 million after tax), of which $127 million was recorded as a restructuring charge, $44 million represented integration costs, and $11 million was associated with Year 2000 compliance. The restructuring charge of $127 million associated with the First Commerce merger consisted of employee benefits and severance costs and other merger-related costs.

     Both transactions have been accounted for as poolings of interests and, accordingly, the amounts for all current and prior periods reported in this supplemental filing, except as otherwise noted, are reported on a combined basis including BANC ONE, First Chicago NBD, and First Commerce.

     The major credit rating agencies recently released their credit ratings for the BANK ONE parent company and its principal banks, as shown in the following table:


                                            Short-Term              Senior
                                               Debt             Long-Term Debt
                                      --------------------    ------------------

                                      S & P        Moody's    S & P      Moody's
                                      ---------    -------    --------   -------
BANK ONE (Parent).................    A-1            P-1      A+           Aa3
Principal banks  .................    A-1+           P-1      AA-          Aa2


Supplemental Financial Data
BANK ONE CORPORATION and Subsidiaries
------------------------------------------------------------------------------------------------------------------
                                                             Three Months Ended               Nine Months Ended
                                                                September 30                     September 30
(In millions, except per common share amounts)              1998            1997             1998            1997
------------------------------------------------------------------------------------------------------------------
Income and Expense:
Net interest income -- tax-equivalent basis..........    $  2,339        $  2,393         $  6,957        $  7,187
Provision for credit losses..........................         345             477            1,136           1,540
Noninterest income...................................       2,062           1,862            6,147           4,928
Merger-related and restructuring charges.............           -               -              127             337
Operating expense....................................       2,539           2,458            7,562           6,955
Net income...........................................       1,054             850            2,882           2,070

Per Common Share Data:
Net income, basic....................................       $0.90           $0.72            $2.46           $1.73
Net income, diluted..................................        0.89            0.70             2.42            1.69
Cash dividends declared..............................        0.38           0.345             1.14           1.035

Performance Ratios:
Net interest margin:
  Managed............................................        5.46%           5.38%            5.39%           5.44%
  Reported...........................................        4.49            4.63             4.47            4.76
Return on assets.....................................        1.77            1.45             1.62            1.21
Return on common equity..............................        20.7            18.3             19.9            14.7
Operating efficiency:
  Managed............................................        50.8            51.8             50.6            51.1
  Reported...........................................        57.7            57.8             57.7            57.4

Balance Sheet:
Loans:
  Managed............................................    $203,443        $192,975         $203,443        $192,975
  Reported...........................................     154,057         157,351          154,057         157,351
Earning assets.......................................     207,172         204,838          207,172         204,838
Total assets.........................................     238,658         235,629          238,658         235,629
Deposits.............................................     148,924         150,796          148,924         150,796
Long-term debt (1)...................................      22,141          21,667           22,141          21,667
Common equity........................................      20,428          18,398           20,428          18,398


(1) Includes trust preferred capital securities.

Supplemental Consolidated Balance Sheet
BANK ONE CORPORATION and Subsidiaries

-------------------------------------------------------------------------------------------------------------------------------
                                                                                 September 30      December 31     September 30
(Dollars in millions)                                                                    1998             1997             1997
-------------------------------------------------------------------------------------------------------------------------------
Assets
Cash and due from banks...........................................................   $ 14,109         $ 15,380         $ 14,750
Interest-bearing due from banks...................................................      4,621            6,910            7,722
Federal funds sold and securities under resale agreements.........................     10,066            9,168            8,225
Trading assets....................................................................      5,770            5,246            5,406
Derivative product assets.........................................................      4,600            4,623            3,838
Investment securities (fair value--$32,667, $26,054, and $26,147, respectively)...     32,658           26,039           26,134
Loans (net of unearned income--$3,399, $3,049, and $2,862, respectively)
   Commercial.....................................................................     81,895           79,306           76,607
   Consumer.......................................................................     56,379           57,608           58,993
   Credit card....................................................................     15,783           22,665           21,751
Allowance for credit losses.......................................................     (2,751)          (2,817)          (2,836)
                                                                                     --------         --------         --------
   Loans, net.....................................................................    151,306          156,762          154,515
Other assets:
Bank premises and equipment, net..................................................      3,431            3,426            3,341
Customers' acceptance liability...................................................        434              741              741
Other.............................................................................     11,663           11,077           10,957
                                                                                     --------         --------         --------
      Total assets................................................................   $238,658         $239,372         $235,629
                                                                                     ========         ========         ========

Liabilities
Deposits
   Demand.........................................................................   $ 34,757         $ 35,954         $ 35,176
   Savings........................................................................     58,813           58,946           57,317
   Time...........................................................................     36,694           40,144           41,648
   Foreign offices................................................................     18,660           18,682           16,655
                                                                                     --------         --------         --------
      Total deposits..............................................................    148,924          153,726          150,796
Federal funds purchased and securities under repurchase agreements................     20,619           20,346           18,409
Other short-term borrowings.......................................................     13,223           12,806           15,174
Long-term debt....................................................................     21,138           20,543           20,664
Guaranteed preferred beneficial interest in the Corporation's junior
  subordinated debt...............................................................      1,003            1,003            1,003
Acceptances outstanding...........................................................        434              741              741
Derivative product liabilities....................................................      4,749            4,629            3,738
Other liabilities.................................................................      7,950            6,528            6,242
                                                                                     --------         --------         --------
      Total liabilities...........................................................    218,040          220,322          216,767

Stockholders' Equity
Preferred stock...................................................................        190              326              464
Common stock--$0.01 par value.....................................................         12               12               12

                                  Sept. 30, 1998    Dec. 31, 1997   Sept. 30, 1997
                                  --------------    -------------   --------------
 Number of shares authorized....   2,500,000,000    2,500,000,000    2,500,000,000
 Number of shares issued........   1,222,989,096    1,218,812,323    1,158,057,182
 Number of shares outstanding...   1,175,744,178    1,168,188,895    1,113,834,196

Surplus...........................................................................     12,488           12,584            9,622
Retained earnings.................................................................      9,750            8,063           10,436
Accumulated other adjustments to stockholders' equity.............................        244              209              171
Deferred compensation.............................................................       (157)            (137)            (134)
Treasury stock at cost--47,244,918; 50,623,428; and 44,222,986 shares,
 respectively.....................................................................     (1,909)          (2,007)          (1,709)
                                                                                     --------         --------         --------
      Total stockholders' equity..................................................     20,618           19,050           18,862
                                                                                     --------         --------         --------
            Total liabilities and stockholders' equity............................   $238,658         $239,372         $235,629
                                                                                     ========         ========         ========
-------------------------------------------------------------------------------------------------------------------------------

Supplemental Consolidated Income Statement
BANK ONE CORPORATION and Subsidiaries
-------------------------------------------------------------------------------------------------------------------------
                                                                               Three Months Ended      Nine Months Ended
                                                                                  September 30           September 30
(In millions, except per-share data)                                            1998        1997       1998        1997
-------------------------------------------------------------------------------------------------------------------------
Interest Income
Loans, including fees.....................................................     $3,532      $3,761     $10,730     $11,001
Bank balances.............................................................         78         120         264         330
Federal funds sold and securities under resale agreements.................        100          87         313         251
Trading assets............................................................         99          83         281         239
Investment securities--taxable............................................        510         345       1,353       1,102
Investment securities--tax-exempt.........................................         30          48         113         147
                                                                               ------      ------     -------     -------
        Total.............................................................      4,349       4,444      13,054      13,070

Interest Expense
Deposits..................................................................      1,230       1,276       3,742       3,706
Federal funds purchased and securities under repurchase agreements........        278         270         830         826
Other short-term borrowings...............................................        181         208         556         590
Long-term debt............................................................        350         335       1,060         887
                                                                               ------      ------     -------     -------
        Total.............................................................      2,039       2,089       6,188       6,009

Net Interest Income.......................................................      2,310       2,355       6,866       7,061
Provision for credit losses...............................................        345         477       1,136       1,540
                                                                               ------      ------     -------     -------
Net Interest Income After Provision for Credit Losses.....................      1,965       1,878       5,730       5,521

Noninterest Income
Trading profits...........................................................         18          42         143         118
Equity securities gains (losses)..........................................         (4)         93         189         282
Investment securities gains...............................................         41          44         123          81
                                                                               ------      ------     -------     -------
   Market-driven revenue..................................................         55         179         455         481

Credit card fees..........................................................        930         751       2,342       1,830
Fiduciary and investment management fees..................................        207         191         608         556
Service charges and commissions...........................................        639         607       1,965       1,766
                                                                               ------      ------     -------     -------
   Fee-based revenue......................................................      1,776       1,549       4,915       4,152
Other income..............................................................        231         134         777         295
                                                                               ------      ------     -------     -------
        Total.............................................................      2,062       1,862       6,147       4,928

Noninterest Expense
Salaries and employee benefits............................................      1,080       1,084       3,310       3,128
Net occupancy and equipment expense.......................................        217         192         628         550
Depreciation and amortization.............................................        131         121         381         356
Amortization of intangibles...............................................         36          49         119         156
Outside services and processing...........................................        318         300         939         811
Marketing and development.................................................        264         280         684         667
Communication and transportation..........................................        192         178         567         515
Other.....................................................................        301         254         934         772
                                                                               ------      ------     -------     -------
        Operating expense.................................................      2,539       2,458       7,562       6,955
Merger-related and restructuring charges..................................          -           -         127         337
                                                                               ------      ------     -------     -------
        Total ............................................................      2,539       2,458       7,689       7,292

Income Before Income Taxes................................................      1,488       1,282       4,188       3,157
Applicable income taxes...................................................        434         432       1,306       1,087
                                                                               ------      ------     -------     -------
Net Income................................................................     $1,054      $  850     $ 2,882     $ 2,070
                                                                               ======      ======     =======     =======
Net Income Attributable to Common Stockholders' Equity....................     $1,051      $  842     $ 2,871     $ 2,038
                                                                               ======      ======     =======     =======
-------------------------------------------------------------------------------------------------------------------------
Earnings Per Share
   Basic..................................................................      $0.90       $0.72       $2.46       $1.73
   Diluted................................................................      $0.89       $0.70       $2.42       $1.69
-------------------------------------------------------------------------------------------------------------------------

Supplemental Consolidated Statement of Stockholders' Equity
BANK ONE CORPORATION and Subsidiaries
--------------------------------------------------------------------------------

Nine Months Ended September 30
(In millions)                                                 1998       1997
--------------------------------------------------------------------------------
Preferred Stock
   Balance, beginning of period............................  $   326    $   651
   Conversion of preferred stock...........................     (136)      (187)
                                                             -------    -------
   Balance, end of period..................................      190        464
                                                             -------    -------

Common Stock
   Balance, beginning of period............................       12         12
   Issuance of stock.......................................       --         --
                                                             -------    -------
   Balance, end of period..................................       12         12
                                                             -------    -------

Capital Surplus
   Balance, beginning of period............................   12,584     10,030
   Issuance of treasury stock..............................     (262)      (399)
   Conversion of preferred stock...........................      135       (107)
   Acquisition of subsidiaries.............................       --         51
   Other...................................................       31         47
                                                             -------    -------
   Balance, end of period..................................   12,488      9,622
                                                             -------    -------

Retained Earnings
   Balance, beginning of period............................    8,063      9,373
   Net income..............................................    2,882      2,070
   Cash dividends declared on common stock.................     (780)      (561)
   Cash dividends declared on preferred stock..............       (2)       (10)
   Cash dividends declared on common stock by pooled
     affiliates............................................     (401)      (410)
   Cash dividends declared on preferred stock by pooled
     affiliates............................................       (9)       (23)
   Issuance of treasury stock..............................       (3)        (3)
                                                             -------    -------
   Balance, end of period..................................    9,750     10,436
                                                             -------    -------

Accumulated Other Adjustments to Stockholders' Equity
   Fair Value Adjustment on Securities Available for Sale
   Balance, beginning of period............................      203         81
   Change in fair value (net of taxes) and other...........       38         84
                                                             -------    -------
   Balance, end of period..................................      241        165
                                                             -------    -------

   Accumulated Translation Adjustment
   Balance, beginning of period............................        6          7
   Translation gain (loss), net of taxes...................       (3)        (1)
                                                             -------    -------
   Balance, end of period..................................        3          6
                                                             -------    -------
Total Accumulated Other Adjustments to Stockholders'
 Equity....................................................      244        171

Deferred Compensation
   Balance, beginning of period............................     (137)       (94)
   Awards granted, net of forfeitures and amortization.....      (32)       (19)
   Other...................................................       12        (21)
                                                             -------    -------
   Balance, end of period..................................     (157)      (134)
                                                             -------    -------

Treasury Stock
   Balance, beginning of period............................   (2,007)      (553)
   Purchase of common stock................................     (375)    (2,472)
   Conversion of preferred stock...........................       --        293
   Acquisitions of subsidiaries............................        2        487
   Issuance of stock.......................................      471        536
                                                             -------    -------
   Balance, end of period..................................   (1,909)    (1,709)
                                                             -------    -------
Total Stockholders' Equity, end of period..................  $20,618    $18,862
                                                             =======    =======
Total Net Income and Changes in Accumulated Other
  Adjustments to Stockholders' Equity......................  $ 2,917    $ 2,153
                                                             =======    =======
--------------------------------------------------------------------------------

Supplemental Consolidated Statement of Cash Flows
BANK ONE CORPORATION and Subsidiaries
--------------------------------------------------------------------------------

Nine Months Ended September 30
(In millions)                                                1998        1997
--------------------------------------------------------------------------------
Cash Flows from Operating Activities

Net income...............................................  $  2,882    $  2,070
Adjustments to reconcile net income to net cash provided
 by (used in) operating activities:
   Depreciation and amortization.........................       500         512
   Provision for credit losses...........................     1,136       1,540
   Equity securities gains...............................      (189)       (282)
   Securities gains, available for sale..................      (123)        (81)
   Net decrease in net derivative product balances.......       143         141
   Net (increase) in trading assets......................      (606)        (90)
   Net (increase) in other assets........................      (526)     (1,762)
   Net increase (decrease) in other liabilities..........     1,446        (185)
   Gain on sales of banks and branch offices.............      (314)         (1)
   Merger-related and restructuring charges..............       127         337
   Other noncash adjustments.............................    (1,227)        604
                                                           --------    --------
Net cash provided by operating activities................     3,249       2,803
--------------------------------------------------------------------------------
Cash Flows from Investing Activities

Net (increase) in federal funds sold and securities
 under resale agreements.................................      (898)     (3,138)
Securities available for sale:
   Purchase..............................................   (21,220)    (17,504)
   Maturities............................................     5,024       4,233
   Sales.................................................    15,757      15,580
Securities held to maturity:
   Purchases.............................................        --        (503)
   Maturities............................................       105         645
Credit card receivables securitized......................     7,001       9,121
Net (increase) in loans..................................    (5,912)    (13,449)
Loan recoveries..........................................       367         377
Additions to bank premises and equipment.................      (750)       (540)
Net cash and cash equivalents due to mergers,
 acquisitions and dispositions...........................    (2,316)        242
All other investing activities, net......................    (1,896)       (639)
                                                           --------    --------
Net cash (used in) investing activities..................    (4,738)     (5,575)
--------------------------------------------------------------------------------
Cash Flows from Financing Activities

Net increase (decrease) in deposits......................    (1,989)      3,316
Net increase (decrease) in federal funds purchased and
 securities under repurchase agreements..................       273      (3,502)
Net increase in other short-term borrowings..............       342       2,081
Proceeds from issuance of long-term debt.................    15,781      16,445
Repayment of long-term debt..............................   (15,623)     (9,868)
Cash dividends paid......................................    (1,059)     (1,009)
Proceeds from issuance of common and treasury stock......        78          --
Purchase of treasury stock...............................      (146)       (707)
Repurchase of common stock...............................      (229)     (1,764)
All other financing activities, net......................        68          56
                                                           --------    --------
Net cash provided by (used in )financing activities......    (2,504)      5,048
--------------------------------------------------------------------------------
Effect of exchange rate changes on cash and cash
 equivalents.............................................       433         (73)
--------------------------------------------------------------------------------
Net increase (decrease) in cash and cash equivalents.....    (3,560)      2,203

Cash and cash equivalents at beginning of period.........    22,290      20,269

Cash and cash equivalents at end of period...............  $ 18,730    $ 22,472
                                                           ========    ========
--------------------------------------------------------------------------------

Notes to Consolidated Financial Statements

Note 1--Basis of Presentation

The consolidated financial statements for the Corporation, including its subsidiaries, have been prepared in conformity with generally accepted accounting principles. Such preparation requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Although the interim amounts are unaudited, they do reflect all adjustments that, in the opinion of management, are necessary for a fair presentation of the results of operations for the interim periods. All such adjustments are of a normal, recurring nature. Because the results from commercial banking operations are so closely related and responsive to changes in economic conditions, fiscal policy and monetary policy, and because the results for the investment security and trading portfolios are largely market-driven, the results for any interim period are not necessarily indicative of the results that can be expected for the entire year.

These financial statements should be read in conjunction with the supplemental consolidated financial statements for the year ended December 31, 1997. See
Exhibit 99(a) of the Corporation's Form 8-K dated October 6, 1998 (as amended by Form 8-K/A dated October 16, 1998).

Note 2--Earnings per Share

In December 1997, the Corporation adopted SFAS No. 128 "Earnings Per Share," as required, and all prior periods presented were restated. Basic EPS is computed by dividing income available to common stockholders by the average number of common shares outstanding for the period. The Statement also requires presentation of EPS assuming full dilution. The diluted EPS calculation includes net shares that may be issued under the Employee Stock Purchase and Savings Plan, outstanding stock options, and common shares that would result from the conversion of convertible preferred stock and convertible debentures. In the diluted calculation, income available to common stockholders is not reduced by preferred stock dividend requirements related to convertible preferred stock, since such dividends would not be paid if the preferred stock were converted to common stock.



----------------------------------------------------------------------------------------------------------------------
                                                                       Three Months Ended          Nine Months Ended
                                                                          September 30                September 30
(Dollars in millions, except per-share data)                           1998          1997          1998          1997
----------------------------------------------------------------------------------------------------------------------
Basic
  Net income....................................................      $1,054        $  850        $2,882        $2,070
  Preferred stock dividends.....................................          (3)           (8)          (11)          (32)
                                                                      ------        ------        ------        ------
  Net income attributable to common stockholders' equity........      $1,051        $  842        $2,871        $2,038
                                                                      ======        ======        ======        ======
Diluted
  Net income....................................................      $1,054        $  850         2,882         2,070
  Interest on convertible debentures, net of tax................           2             2             5             5
  Preferred stock dividends, excluding convertible Series B,
   where applicable.............................................          (3)           (5)           (9)          (15)
                                                                      ------        ------        ------        ------
  Diluted income available to common stockholders...............      $1,053        $  847        $2,878        $2,060
                                                                      ======        ======        ======        ======
Average shares outstanding......................................       1,172         1,177         1,169         1,177
Dilutive Shares
  Employee Stock Purchase and Savings Plan......................           2             2             2             1
  Stock options.................................................          10            17            12            17
  Convertible preferred stock...................................          --             8             2            18
  Convertible debentures assumed to be converted................           4             5             4             5
                                                                      ------        ------        ------        ------
Average shares outstanding assuming full dilution...............       1,188         1,209         1,189         1,218
                                                                      ======        ======        ======        ======
Earnings per share:
  Basic.........................................................      $ 0.90        $ 0.72        $ 2.46        $ 1.73
                                                                      ======        ======        ======        ======
  Diluted.......................................................      $ 0.89        $ 0.70        $ 2.42        $ 1.69
                                                                      ======        ======        ======        ======
----------------------------------------------------------------------------------------------------------------------

Note 3--Acquisitions
--------------------

On June 12, 1998, the Corporation completed its acquisition of First Commerce Corporation ("First Commerce") located in New Orleans, Louisiana, resulting in the issuance of approximately 56 million shares of the Corporation's common stock valued at $3.5 billion for all the outstanding shares of First Commerce common stock, in a tax-free exchange. First Commerce was a multi-bank holding company with total assets of approximately $9.3 billion and stockholders' equity of approximately $805 million at June 12, 1998. This acquisition was accounted for as a pooling of interests and, therefore, consolidated financial statements have been restated for all periods presented to include the results of operations, financial position and changes in cash flows of First Commerce.

In connection with the First Commerce merger, BANK ONE identified restructuring and merger integration charges of $182 million ($127 million after tax), of which $127 million was recorded as a restructuring charge, $44 million represented integration costs, and $11 million was associated with Year 2000 compliance. The restructuring charge of $127 million associated with the First Commerce merger consisted of employee benefits and severance costs and other merger-related costs.

Note 4--New Accounting Pronouncements
-------------------------------------

The Corporation adopted SFAS No. 130, "Reporting Comprehensive Income," on January 1, 1998. The Statement defines comprehensive income as including net income and certain other items that affect stockholders' equity. The other items include "fair value adjustment on investment securities available for sale" and "accumulated translation adjustment," which are reported in stockholders' equity on the Corporation's Supplemental Consolidated Balance Sheet. The Corporation has elected to disclose these items in its Consolidated Statement of Stockholders' Equity. Since the Statement solely relates to display and disclosure requirements, it has no effect on the Corporation's financial results.

In June 1997, the FASB issued SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information." This Statement requires certain disclosures about an entity's operating segments in annual and interim financial reports. It also requires certain related disclosures about products and services, geographic areas and major customers. The segment and other information disclosures are required for the year ended December 31, 1998.

In February 1998, the FASB issued SFAS No. 132, "Employers' Disclosures about Pensions and Other Postretirement Benefits." SFAS No. 132 is effective for fiscal years beginning after December 15, 1997. SFAS No. 132 supersedes the disclosure requirements in SFAS No. 87, "Employers' Accounting for Pensions," No. 88, "Employers' Accounting for Settlements and Curtailments of Defined Benefit Pension Plans and for Termination Benefits," and No. 106, "Employers' Accounting for Postretirement Benefits Other Than Pensions." SFAS No. 132 addresses disclosure only. As a result, SFAS No. 132 will have no impact on BANK ONE's consolidated financial position or results of operations.

In June 1998, the FASB issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." This Statement establishes new accounting and reporting standards for derivative instruments and hedging activities. It requires that an entity recognize all derivatives as either assets or liabilities in the balance sheet and measure those derivatives at fair value. The accounting for the gains or losses resulting from changes in the value of those derivatives will depend on the intended use of the derivative and whether it qualifies for hedge accounting. This Statement will significantly change the accounting treatment for derivatives the Corporation uses in its asset and liability management activities. The Corporation is required to adopt this Statement on January 1, 2000. The Corporation is in the process of evaluating the impact of this new Statement.

Note 5--Cash Flow Reporting
---------------------------

Loans transferred to other real estate owned were $159 million and $116 million during the first nine months of 1998 and 1997, respectively.

In connection with the First USA merger, $3.6 billion of mortgage-backed securities were reclassified from held to maturity to available for sale during the 1997 second quarter.

In addition, noncash investing activities for the nine months ended September 30, 1998, included the following transfers of securitization-related assets:
(1) certificated retained interests in credit card securitizations of $3.2 billion were transferred from loans to securities available for sale and (2) an interest-only strip of $586 million was transferred from other assets to securities available for sale.

Note 6--Fair Value of Financial Instruments
-------------------------------------------

The carrying values and estimated fair values of financial instruments as of September 30, 1998, have not materially changed on a relative basis from the carrying values and estimated fair values of financial instruments disclosed as of December 31, 1997.

Note 7--Impaired Loans
----------------------

A loan is considered impaired when it is probable that all principal and interest amounts due will not be collected in accordance with its contractual terms. The following tables summarize impaired loan information.

------------------------------------------------------------------
                                                   September 30
                                                   ------------
(In millions)                                   1998          1997
------------------------------------------------------------------
Impaired loans with related allowance.......... $491          $443
Impaired loans with no related allowance (1)...  163           173
                                                ----          ----
  Total impaired loans......................... $654          $616
                                                ====          ====
Allowance on impaired loans.................... $104          $ 94
                                                ====          ====
------------------------------------------------------------------

(1) Impaired loans for which the discounted cash flows, collateral value or market price equals or exceeds the carrying value of the loan does not require an allowance.

--------------------------------------------------------------------------------
                                        Three Months Ended     Nine Months Ended
(In millions)                              September 30           September 30
                                         1998        1997       1998       1997
--------------------------------------------------------------------------------
Average impaired loans.................  $624        $599       $618       $531
Interest income recognized on impaired
  loans..........                           6          10         19         23
--------------------------------------------------------------------------------

Note 8--Derivative Financial Instruments
----------------------------------------

     Derivative financial instruments used in trading activities are valued at estimated fair value. Such instruments include swaps, forwards, spot, futures, options, caps, floors and forward rate agreements and other conditional or exchange contracts in the interest rate, foreign exchange, equity and commodity markets. The estimated fair values are based on quoted market prices or pricing and valuation models on a present value basis using current market information. Realized and unrealized gains and losses are included in noninterest income as trading profits. Where appropriate, compensation for credit risk and ongoing servicing is deferred and recorded as income over the terms of the derivative financial instruments.

     Derivative financial instruments used in asset and liability management
(ALM) activities, principally interest rate swaps, are typically classified as synthetic alterations or anticipatory hedges and are required to meet specific criteria. Such interest rate swaps are designated as ALM derivatives, and are linked to and adjust the interest rate sensitivity of a specific asset, liability, firm commitment, or anticipated transaction or a specific pool of transactions with similar risk characteristics. Interest rate swaps that do not meet these and the following criteria are designated as derivatives used in trading activities and are accounted for at estimated fair value.

     Income or expense on most ALM derivatives used to manage interest rate exposure is recorded on an accrual basis, as an adjustment to the yield of the linked exposures over the periods covered by the contracts. This matches the income recognition treatment of that exposure, generally assets or liabilities carried at historical cost, which are recorded on an accrual basis. If an interest rate swap is terminated early or dedesignated as an ALM derivative, any unrecognized gain or loss at that point in time is deferred and amortized as an adjustment of the yield on the linked interest rate exposure position over the remaining periods originally covered by the swap. If all or part of a linked position is terminated, e.g., a linked asset is sold or prepaid, or if the amount of an anticipated transaction is likely to be less than originally expected, the related pro rata portion of any unrecognized gain or loss on the swap is recognized in earnings at that time, and the related pro rata portion of the swap is subsequently accounted for at estimated fair value.

     Purchased option, cap and floor contracts are reported in derivative product assets, and written option, cap and floor contracts are reported in derivative product liabilities. For other derivative financial instruments, an unrealized gain is reported in derivative product assets and an unrealized loss is reported in derivative product liabilities. However, fair value amounts recognized for derivative financial instruments executed with the same counterparty under a legally enforceable master netting arrangement are reported on a net basis. Cash flows from derivative financial instruments are reported net as operating activities.

Note 9--Ratio of Earnings to Fixed Charges
------------------------------------------

The ratio of earnings to fixed charges for the nine months ended September 30, 1998, excluding interest on deposits, was 2.6x, and including interest on deposits, was 1.7x. The ratio has been computed on the basis of the total enterprise (as defined by the Securities and Exchange Commission) by dividing income before fixed charges and income taxes by fixed charges. Fixed charges consist of interest expense on all long- and short-term borrowings, excluding or including interest on deposits.

Note 10--Contingent Liabilities
-------------------------------

The Corporation and certain of its subsidiaries are defendants in various lawsuits, including certain class actions, arising out of the normal course of business, and the Corporation has received certain tax deficiency assessments. Since the Corporation and certain of its subsidiaries, which are regulated by one or more federal and state regulatory authorities, also are the subject of numerous examinations and reviews by such authorities, the Corporation is and will, from time to time, normally be engaged in various disagreements with regulators, related primarily to banking matters. In the opinion of management and the Corporation's general counsel, the ultimate resolution of the matters referred to in this note will not have a material effect on the consolidated financial statements.

Supplemental Selected Statistical Information
BANK ONE CORPORATION and Subsidiaries

--------------------------------------------------------------------------------
                                     Investment Securities -- Held-to-Maturity
--------------------------------------------------------------------------------
                                  Amortized      Gross       Gross
                                     Cost     Unrealized  Unrealized
September 30, 1998 (In millions) (Book Value)    Gains      Losses    Fair Value
--------------------------------------------------------------------------------
States and political
 subdivisions..................      $358         $21        $ 6         $373
All other......................       314           1          7          308
                                     ----         ---        ---         ----
     Total.....................      $672         $22        $13         $681
                                     ====         ===        ===         ====
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     Investment Securities -- Available-for-Sale
--------------------------------------------------------------------------------
                                                Gross       Gross
                                 Amortized   Unrealized  Unrealized  Fair Value
September 30, 1998 (In millions)    Cost        Gains      Losses   (Book Value)
--------------------------------------------------------------------------------
U.S. Treasury..................   $ 4,575       $147        $ 36      $ 4,686
U.S. government agencies.......     9,697        198          15        9,880
States and political
 subdivisions..................     1,698         70           -        1,768
Other debt securities..........    13,525        100          33       13,592
Equity securities (1)..........     2,024        109          73        2,060
                                  -------       ----        ----      -------
     Total.....................   $31,519       $624        $157      $31,986
                                  =======       ====        ====      =======
--------------------------------------------------------------------------------

(1) Includes investments accounted for at fair value, in keeping with specialized industry practice. The fair values of certain securities for which market quotations were not available were estimated. In addition, the fair values of certain securities reflect liquidity and other market-related factors.


Analysis of Allowance for Credit Losses
--------------------------------------------------------------------------------
For the nine months ended                    September 30           September 30
(In millions)                                    1998                   1997
--------------------------------------------------------------------------------
Balance, beginning of period...........         $2,817                 $2,687
Provision for credit losses............          1,136                  1,540
Charge-offs
  Commercial...........................            219                    150
  Consumer.............................            454                    465
  Credit card..........................            895                  1,182
                                                ------                 ------
     Total charge-offs.................          1,568                  1,797
Recoveries
  Commercial...........................             77                     96
  Consumer.............................            145                    152
  Credit card..........................            145                    129
                                                ------                 ------
     Total recoveries..................            367                    377
Net charge-offs........................          1,201                  1,420
Other..................................             (1)                    29
                                                ------                 ------
Balance, end of period.................         $2,751                 $2,836
                                                ======                 ======

Supplemental Selected Statistical Information
BANK ONE CORPORATION and Subsidiaries

---------------------------------------------------------------------------------------------------------------------------------
Average Balances/Net Interest Margin/Rates
---------------------------------------------------------------------------------------------------------------------------------
Nine Months Ended                                                  September 30, 1998                 September 30, 1997
---------------------------------------------------------------------------------------------------------------------------------
(Income and rates on tax-equivalent basis)                   Average                 Average      Average                 Average
(Dollars in millions)                                        Balance     Interest       Rate      Balance     Interest       Rate
---------------------------------------------------------------------------------------------------------------------------------
Assets
Short-term investments....................................   $ 14,215    $   577       5.43%     $ 14,008    $   581        5.55%
Trading assets............................................      6,285        281       5.98         5,545        240        5.79
Investment securities
   U.S. government and federal agencies...................     17,338        859       6.62        19,395        969        6.68
   States and political subdivisions......................      2,253        133       7.89         2,705        170        8.40
   Other..................................................     11,202        533       6.36         4,707        204        5.79
                                                             --------    -------      -----      --------    -------       -----
     Total investment securities..........................     30,793      1,525       6.62        26,807      1,343        6.70
Loans (1)
   Commercial.............................................     81,139      4,749       7.83        76,182      4,548        7.98
   Consumer...............................................     57,527      4,076       9.47        56,010      3,966        9.47
   Credit card............................................     18,243      1,937      14.20        23,403      2,518       14.39
                                                             --------    -------      -----      --------    -------       -----
     Total loans..........................................    156,909     10,762       9.17       155,595     11,032        9.48
                                                             --------    -------      -----      --------    -------       -----
     Total earning assets (2).............................    208,202     13,145       8.44       201,955     13,196        8.74
Allowance for credit losses...............................     (2,742)                             (2,736)
Other assets..............................................     33,075                              29,759
                                                             --------                            --------
     Total assets.........................................   $238,535                            $228,978
                                                             ========                            ========
---------------------------------------------------------------------------------------------------------------------------------
Liabilities and Stockholders' Equity
Deposits--interest-bearing
   Savings................................................   $ 21,199    $   365       2.30%     $ 22,771    $   393        2.31%
   Money market...........................................     38,458      1,096       3.81        33,896        950        3.75
   Time...................................................     38,690      1,570       5.43        42,241      1,746        5.53
   Foreign offices (3)....................................     18,029        711       5.27        15,977        617        5.16
                                                             --------    -------      -----      --------    -------       -----
     Total deposits--interest-bearing.....................    116,376      3,742       4.30       114,885      3,706        4.31
Federal funds purchased and securities under repurchase
  agreements..............................................     21,184        830       5.24        21,077        826        5.24
Other short-term borrowings...............................     13,771        556       5.40        14,353        590        5.50
Long-term debt (4)........................................     22,049      1,060       6.43        17,999        887        6.59
                                                             --------    -------      -----      --------    -------       -----
     Total interest-bearing liabilities...................    173,380      6,188       4.77       168,314      6,009        4.77
Demand deposits...........................................     33,770                              30,713
Other liabilities.........................................     11,832                              10,921
Preferred stock...........................................        234                                 521
Common stockholders' equity...............................     19,319                              18,509
                                                             --------                            --------
     Total liabilities and stockholders' equity...........   $238,535                            $228,978
                                                             ========                            ========
---------------------------------------------------------------------------------------------------------------------------------
Interest income/earning assets (2)........................               $13,145       8.44%                 $13,196        8.74%
Interest expense/earning assets...........................                 6,188       3.97                    6,009        3.98
                                                                         -------      -----                  -------       -----
Net interest margin.......................................               $ 6,957       4.47%                 $ 7,187        4.76%
                                                                         =======      =====                  =======       =====
---------------------------------------------------------------------------------------------------------------------------------

(1) Nonperforming loans are included in average balances used to determine the average rate.
(2)  Includes tax-equivalent adjustments based on a 35% federal income tax rate.
(3) Includes international banking facilities' deposit balances in domestic offices and balances of Edge Act and overseas offices.
(4)  Includes trust preferred capital securities.